                                                           Exhibit 99.B(G)(i)(b)

                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

                         INVESTMENT MANAGEMENT AGREEMENT

                                     BETWEEN

                             ING SENIOR INCOME FUND

                                       AND

                              ING INVESTMENTS, LLC

FUND                                 ANNUAL INVESTMENT MANAGEMENT FEE AS
----                                 -----------------------------------
                                     (AS A PERCENTAGE OF MANAGED ASSETS)
ING Senior Income Fund                              0.80%